UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2023

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Edward M. Weil, Jr., Healthcare Trust, Inc.’s (the “Company”) chief executive officer and president notified the Company’s board including the members of its nominating and corporate governance committee of their intent to resign their respective officer positions upon the closing of a merger between Global Net Lease, Inc. and the Necessity Retail REIT, Inc., two entities presently advised by affiliates of the Company’s advisor. If the merger is not completed, Mr. Weil intends to continue in his position with the Company.

Appointment of Chief Executive Officer

On August 9, 2023, the board of directors of the Company appointed Michael Anderson to serve as chief executive officer of the Company. The appointment is conditioned on the effectiveness of the resignation of Mr. Weil.

Mr. Anderson, 34, joined the predecessor to AR Global Investments, LLC (“AR Global”), the parent company of the Company’s advisor in 2013 as assistant general counsel. From 2018 to 2020 he served as senior vice president and chief corporate counsel of AR Global and Bellevue Capital Partners, LLC (“Bellevue Capital”). Since 2020, he served as senior vice president and general counsel of AR Global and Bellevue Capital. He also served as general counsel and secretary of G&P Acquisition Corp. from December 2020 to December 2022. In his capacity as the general counsel of AR Global and Bellevue Capital, Mr. Anderson has advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies. Mr. Anderson earned a Bachelor of Arts degree from the University of Arizona where he graduated cum laude and a Juris Doctor degree from the University of Mississippi School of Law, where he graduated summa cum laude.

There is no arrangement or understanding between Mr. Anderson and any other persons pursuant to which Mr. Anderson was appointed as chief executive officer. Neither Mr. Anderson nor any of his immediate family members have been or are currently proposed to be a participant in any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: August 11, 2023	By:	/s/ Scott M. Lappetito
Scott M. Lappetito Chief Financial Officer, Secretary and Treasurer